UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 7, 2005 (February 1, 2005)
Date of Report (Date of earliest event reported)

CYTOKINETICS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50633 (Commission File Number)	94-3291317 (IRS Employer Identification No.)

280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 624-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On February 1, 2005, Cytokinetics, Incorporated (the “Company”) entered into an Executive Employment Agreement and an Indemnification Agreement in connection with the commencement of employment of David Cragg as the Vice President of Human Resources of the Company. Such Executive Employment Agreement is in substantially the form entered into between the Company and its executive officers, and such Indemnification Agreement is in substantially the form entered into between the Company and its officers and directors (a form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on April 29, 2004).

     The Executive Employment Agreement provides for Mr. Cragg to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. In addition, this agreement provides for Mr. Cragg to receive certain benefits if within the eighteen month period following a change of control of the Company he resigns for good reason or is terminated by the Company or its successor other than for cause. Upon such qualifying resignation or termination, Mr. Cragg will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Company common stock held by Mr. Cragg; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s common stock held by Mr. Cragg; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date Mr. Cragg obtains employment with generally similar employee benefits.

     The Company’s form of Indemnification Agreement attempts to provide directors and officers of the Company with the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the Indemnification Agreement provides for certain additional indemnification. Under such additional indemnification provisions, however, Mr. Cragg will not receive indemnification for judgments, settlements or expenses if he is found liable to the Company (except to the extent the court determines he is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The Indemnification Agreement provides for the Company to advance to Mr. Cragg any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, Mr. Cragg must submit to the Company copies of invoices presented to him for such expenses. Also, Mr. Cragg must repay such advances upon a final judicial decision that he is not entitled to indemnification.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
/s/ James H. Sabry
James H. Sabry
President and Chief Executive Officer

Date: February 7, 2005